EXHIBIT 20.1

                        STATE OF FLORIDA MERGER FILINGS



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                                 LAW OFFICES OF
                               Gary M. Appelblatt
                         3610 American Drive, Suite 112
                              Sacramento, CA 95864

Gary M. Appelblatt*                                              Telephone
(916) 486-4200
Mary Driscoll                                                    Fascimilie
(916) 485-1735

*Admitted in California and Florida




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                                            August 27, 1999




Department of State
Divisions of Corporations
Post Office Box 6327
Tallahassee, FL 32314

      RE:   GOLDENACCESS.COM, INC.

Dear  Sir or Madam:

      Enclosed please find an original and two (2) copies of the Articles of Merger for the above-named corporation. Please notice that the original signature pages are signed in counterparts. I do not require certification.

      Enclosed please find a check made payable to the Department of State, Divisions of Corporations, in the amount of $70.00.

      We've also enclosed a self addressed postage paid envelope for the endorsed return copies. Thank you.

                                   Sincerely,



                                          Gary M. Appelblatt


GMA/smb
Enclosure



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